Exhibit 99.1

ASSET PURCHASE AGREEMENT

dated as of

April 21, 2007

between

THE STANDARD REGISTER COMPANY, an Ohio corporation

EXPED, LLC, an Ohio limited liability company

and

solely with respect to Sections 6.2, 6.3, and 8.2.2,

DOUBLEDAY HOLDINGS, LLC, an Ohio limited liability company

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into as of April 21, 2007, by and among EXPED, LLC, an Ohio limited liability company (“Exped”), THE STANDARD REGISTER COMPANY, an Ohio corporation (“Standard”), and solely with respect to Sections 6.2, 6.3, and 8.2.2, DOUBLEDAY HOLDINGS, LLC, an Ohio limited liability company (“DoubleDay”), under the following circumstances:

A.

Standard currently operates the Business (as defined below).

B.

Exped is a newly formed Ohio limited liability company, and DoubleDay is the owner of all of the issued and outstanding ownership interests in Exped.

C.

Subject to the terms and conditions provided in this Agreement, Exped shall purchase and Standard shall sell certain properties and assets used in the Business, subject to scheduled liabilities, all as provided herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants contained herein and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1

Certain Terms.  For all purposes of this Agreement, except as otherwise expressly provided, the words “include,” “includes” and “including” shall be deemed in each case to be followed by the words “without limitation”.

1.2

Definitions.  As used in this Agreement and the Exhibits and Schedules delivered pursuant to this Agreement, the following terms have the meanings set forth below:

1.2.1

“Action” means any action, complaint, petition, investigation, suit, audit, arbitration, litigation or other proceeding, whether civil, administrative, criminal, or investigative, at law or in equity or otherwise, before or by any arbitrator or Governmental Entity.

1.2.2

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person.  A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities or other ownership interests, by contract or otherwise.

1.2.3

“Agreement” means this Agreement, including (unless the context otherwise requires) all Exhibits and Schedules attached hereto or incorporated herein by reference, as the same may be amended, modified, or supplemented from time to time in accordance with the terms hereof.

1.2.4

“Assets” means all right, title and interest of Standard in, to and under the following personal properties and assets (whether tangible or intangible and wherever located) owned or leased by Standard and used in connection with the Business, as the same shall exist as of the Closing:

(a) the machinery, equipment (including computer and telecommunications equipment), certain furniture and other tangible or fixed assets listed or described on Schedule 1.2.4(a) (the “Equipment”);

(b) the finished goods, work-in-process, raw materials and other inventory relating to digital pens and digital paper items listed or described on Schedule 1.2.4(b) (the “Inventory”);

(c) the prepaid license fees of Standard related to the Business and listed or described on Schedule 1.2.4(c);

(d) the Contracts to which Standard is a party or by which it or any of its properties or assets is bound or affected and that are listed on Schedule 1.2.4(d) (the “Assumed Contracts”);

(e) the rights in the Intellectual Property Assets defined by Section 1.2.19, and listed or described on Schedule 1.2.19, subject to the limitations of Section 6.5 below;

(f) the advertising, marketing, sales and promotional materials of Standard related to the Business (including any catalog or brochure) listed on Schedule 1.2.4(f) (“Materials”) subject to the limitations of Section 6.5 below; and

(g) all goodwill of Standard related to the Business.

1.2.5

“Assumed Liabilities” means, subject to the indemnification obligations under Section 8.2.1, only those Liabilities of Standard that are listed on Schedule 1.2.5 and, as to the Assumed Contracts, shall only include the obligations thereunder that accrue and relate to the period after the Closing Date.

1.2.6

“Business” means the business of developing, operating, licensing, marketing, selling, providing and supporting digital pen and paper solutions, products and services, including, but not limited to, digital pens, related software, forms printed with Anoto Dot Pattern, and design and definition of Anoto Dot Pattern forms.

1.2.7

“Code” means the Internal Revenue Code of 1986, as amended, including the rules and regulations promulgated thereunder.

1.2.8

“Company Transaction Documents” means this Agreement and any other agreement, instrument, document or certificate executed and delivered by Standard pursuant to this Agreement or in connection with the transactions contemplated hereby, as the same may be modified, supplemented or amended from time to time.

1.2.9

“Contract” means any loan, note, bond, mortgage, indenture, lease, agreement, contract, instrument, concession, guarantee (or similar agreement or instrument) (whether in oral or written form).

1.2.10

“Exped Transaction Documents” means this Agreement and any other agreement, instrument, document or certificate executed and delivered by Exped pursuant to this Agreement or in connection with the transactions contemplated hereby, as the same may be modified, supplemented or amended from time to time.

1.2.11

“Environmental Law” means any federal, state, local, foreign, or other law, statute, rule, ordinance, order or requirement relating to public health, safety, pollution, contamination or the environment, including relating to: (i) the release (or threatened release), discharge, emission, injection, spillage, leakage or disposal to ambient air, land surface (or subsurface strata) or surface or ground water of Hazardous Materials, (ii) to the withdrawal or use of ground or surface water, (iii) the use, manufacture, processing, generation, distribution, transport, storage, possession, handling or disposal of Hazardous Materials, (iv) the exposure to Hazardous Materials, (v) air, water, or noise pollution, (vi) soil or water contamination, (vii) the protection of wildlife, marine sanctuaries and wetlands, (viii) the protection of natural resources, (ix) storage tanks, vessels, and related equipment, (x) abandoned or discarded barrels, containers, and other closed receptacles or (xi) the health or safety of employees and includes the federal Comprehensive Environmental Response Compensation and Liability Act, the federal Clean Air Act, the federal Water Pollution Control Act, the federal Solid Waste Disposal Act and the federal Insecticide, Fungicide and Rodenticide Act.

1.2.12

“Environmental Permit” means any permit, license, approval, filing, consent or authorization required under, or in connection with, any Environmental Law and includes any orders, consent orders or agreements issued by or entered into with a Governmental Entity.

1.2.13

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

1.2.14 “Excluded Liabilities” means all Liabilities of Standard other than the Assumed Liabilities, including, without limitation, all warranty/make good work arising out of products manufactured, sold, or delivered by or on behalf of Standard prior to the Closing, including, without limitation, the matter described on Section 4.22 of the Standard Disclosure Schedule.

1.2.15

“Expedata Personnel” means the employees set forth on Standard Disclosure Schedule 4.21.

1.2.16

“Governmental Entity” means any government (or any governmental or political subdivision thereof) or any agency, public or regulatory authority, instrumentality, ministry, bureau, board, arbitrator, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether foreign or domestic and whether national, federal, tribal, provincial, state, regional, local, municipal, or other.

1.2.17

“Hazardous Material” means (a) any hazardous, toxic, controlled, prohibited, or regulated materials, substances, or wastes under any Environmental Law, including, containing or constituting petroleum (its derivative, by-products, or other hydrocarbons) or petroleum products, solvents (including chlorinated solvents), nuclear or radioactive materials, asbestos in any form that is or could become friable, radon, lead-based paint, urea formaldehyde foam insulation or polychlorinated biphenyls, and other reactive, corrosive, carcinogenic, flammable or polluting materials, substances or wastes, and (b) any other chemical, material, substance or waste that is now defined as, or included in the definition of, “hazardous substance(s),” “hazardous waste(s),” “hazardous material(s),” “extremely hazardous waste(s),” “restricted hazardous waste(s),” “toxic substance(s),” “toxic pollutant(s)” or words of similar import under or pursuant to any Environmental Law.

1.2.18

“Income Tax” means any federal, state, local, foreign, or other income, alternative or add-on minimum tax, gross income, gross receipts, franchise, or profits tax, including estimated taxes relating to any of the foregoing, or other similar tax or other like assessment, levy, or charge of similar kind whatsoever, excluding any Other Tax, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such Tax (domestic or foreign).

1.2.19

“Intellectual Property Assets” means both United States and foreign intellectual property rights in: (i) all trademarks, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications, domain names, trade names, brand names, trade dress, logos (or other identifying marks or symbols) and legal or other names (or any similar derivation or variation thereof), together with all renewals, translations, adoptions, derivatives and combinations thereof, all trademark or service mark interests accruing by reason of international trademark conventions, and including all goodwill associated therewith used in the Business, and all rights to sue for, settle, or release any past, present, or future infringement thereof or unfair competition involving the same, (collectively, the “Trademarks”),  (ii) all patents, patent applications and patent disclosures, together with all continuations, continuations-in-part, divisionals, revisions, extensions, substitutions, reissues and reexaminations thereof and the inventions disclosed therein, whether patentable or unpatentable and whether or not reduced to practice used in the Business and all rights to sue for, settle, or release any past, present, or future infringement thereof (collectively, the “Patents”); (iii) copyrights, copyright registrations and applications for the registration of copyrights, all copyright interests accruing by reason of international copyright conventions, all moral rights pertaining thereto, all design registrations, mask works used in the Business, and all rights to sue for, settle, or release any past, present, or future infringement thereof (collectively, the “Copyrights”), and (iv) all know how, trade secrets, technology, drawings, proprietary information and rights, and other industrial or intellectual property rights, all computer software, source code, and software tools, unpatentable inventions and all other proprietary intellectual rights, processes, ideas, concepts, discoveries, improvements, data formats, reports, and formulae used in the Business and all rights to sue for, settle, or release any past, present, or future infringement thereof (collectively, the “Other Intellectual Properties”).

As of the Closing Date, the Intellectual Property Assets consists of the Trademarks, Patents, Copyrights, and Other Intellectual Properties identified and listed on Schedule 1.2.19.

1.2.20

“IRS” means the United States Internal Revenue Service or any successor entity thereto.

1.2.21

“Knowledge,” “Known to” or any similar phrase means, with respect to any matter in question, that, with regard to Standard, that none of the officers or employees of Standard set forth in Schedule 1.2.21 has actual knowledge of such fact or other matter.

1.2.22

“Law” or “Laws” means any law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in the United States  or any foreign country, or any domestic or foreign state, province, principality, territory, county, city or other political subdivision or of any Governmental Entity.

1.2.23

“Liabilities” means all indebtedness, obligations and other liabilities of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, direct or indirect, fixed or otherwise, or whether due or to become due, including any such indebtedness, obligations, or other obligations of another Person which are guaranteed or in effect guaranteed by such Person.

1.2.24

“Liens” means any mortgage, deed of trust, pledge, assignment, security interest, hypothecation, lease, lien (including statutory liens), easement, license, covenant, condition, adverse claim, levy, charge, option, equity, restriction, priority, preference, deposit arrangement, reservation, or other encumbrance of any kind or nature, including any conditional sale contract or other title retention contract (including any lease which is or should be capitalized under generally accepted accounting principles) or other contract which may create, cause or give rise to any of the foregoing, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

1.2.25

“Material Adverse Effect” means, with respect to Standard, any event, circumstance, change, condition, development or occurrence, which either individually or in the aggregate has or could have a material adverse change upon, or which results or could result in a material adverse change, taken as whole, in the Business, results of operations, condition (financial or other), properties, value, assets or Liabilities or prospects of the Business or the Assets, except where any such change is due to a general economic downturn in the economy or the industry of the Business.

1.2.26

“Order” means any decree, judgment, ruling, arbitration award, assessment, writ, injunction or similar order of any Governmental Entity (in each such case whether preliminary, temporary, permanent, or final).

1.2.27

“Other Tax” means any federal, state, local, foreign or other sales, use, ad valorem, business license, withholding, payroll, employment, social security, unemployment, excise, stamp, transfer, recording, occupation, premium, property, unclaimed property, value added, custom duty, severance, windfall profit or license tax, governmental fee or other similar assessment, levy, or charge, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such Tax (domestic or foreign).

1.2.28

“Permit” means any governmental license, permit, approval, consent, filing, exemption, franchise or authorization required under, or in connection with, any Law, and includes any Environmental Permit.

1.2.29

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental Entity.

1.2.30

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any court or other Governmental Entity or referee, trustee, arbitrator or mediator.

1.2.31

“Records” means all property records, production records, engineering records, purchasing and sales records, personnel and payroll records, accounting, tax and financial records, customer, supplier and vendor lists and records, mailing lists, drawings, schematics, process flow charts, and other records and files (whether in written, electronic or other form) of Standard related to the Business or the Assets.

1.2.32

“Standard Disclosure Schedule” means the Schedules delivered to Exped by, or on behalf of, Standard (concurrently with entering into this Agreement), containing all lists, descriptions, exceptions, and other information and materials that are required to be included therein in connection with the representations and warranties made by Standard in ARTICLE 4 or that are otherwise required to be included therein.

1.2.33

“Standard Plan” means (a) each of the “employee benefit plans” (as such term is defined in Section 3(3) of ERISA) of which Standard or any of its Affiliates is or ever was a sponsor or participating employer or as to which Standard or any of its Affiliates makes or has made contributions or is required to make contributions and (b) any other employee compensation, benefit or welfare plan, agreement, policy, program, practice or other arrangement of Standard or any of its Affiliates (whether written or oral) providing for health, life, vision, dental or other insurance coverage or benefits (including self-insured arrangements), workers’ compensation, disability or accident benefits (including insurance benefits), supplemental unemployment benefits, severance pay or benefits, vacation pay or benefits, dependent care assistance, educational reimbursement, retirement or pension benefits, or other fringe benefits or for profit sharing, deferred compensation, savings, thrift, bonuses, stock options, stock appreciation rights, stock purchase, phantom stock or incentive compensation or post-retirement insurance, compensation or benefits, or for continued employment.

1.2.34

“Tax” or “Taxes” means Income Taxes and/or Other Taxes, as the context requires.

1.2.35

“Tax Laws” means the Code and any federal, state, county, local or foreign law relating to Taxes and any regulations or official administrative pronouncements promulgated thereunder.

1.2.36

“Tax Returns” means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) related to the Business or the Assets filed or required to be filed with, or, where none is required to be filed with a Taxing Authority, the statement or other document issued by, a Taxing Authority in connection with any Tax.

1.2.37

“Taxing Authority” means any Governmental Entity having or purporting to exercise jurisdiction with respect to any Tax.

1.2.38

“Transaction Documents” means collectively this Agreement and all of the other agreements, instruments and documents executed and delivered in connection with the transactions contemplated hereby.

1.3

Terms Used Within Sections.  Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

Assumed Contracts	1.2.4 (d)
Cash Compensation	4.21
Claims	8.2.1
Closing	3.1
Closing Date	3.1
Damages Equipment	8.2.1 1.2.4 (a)
Indemnitee	8.2.4
Indemnitor Inventory	8.2.4 1.2.4 (b)
Noncompetition Period	6.2
Notice	8.2.4
Permitted Liens	4.14
Standard Financial Statements Standard Insurance Policies Standard Interim Financial Statements Standard Year-End Financial Statements	4.7 4.20 4.7 4.7

ARTICLE II

SALE OF ASSETS

2.1

Sale of Assets.  Subject to the terms and conditions of this Agreement, Standard shall transfer and assign the Assets to Exped pursuant to the Bill of Sale, and Exped shall assume the Assumed Liabilities pursuant to the Assignment and Assumption Agreement.

2.2

Payment of Purchase Price.  In consideration for the Assets, Exped shall assume the Assumed Liabilities and shall pay Standard $2,500,000 in cash or immediately available funds concurrently with the execution and delivery of this Agreement and the documents contemplated hereby.

ARTICLE III

CLOSING

3.1

Closing.  The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Chernesky, Heyman, & Kress, P.L.L., Suite 1100, 10 Courthouse Plaza SW, Dayton, Ohio 45402 as of the date hereof (the "Closing Date").

3.2

Closing Documents.  Simultaneously with the execution and delivery of this Agreement, the parties hereto shall deliver certain documents effective as of the Closing Date, including but not limited to the following:

3.2.1

A Bill of Sale executed by Standard in the form of Exhibit 3.2.1 attached hereto (the "Bill of Sale");

3.2.2

An Assignment and Assumption Agreement executed by Standard and Exped, in the form of Exhibit 3.2.2 attached hereto (the "Assignment and Assumption Agreement");

3.2.3

A Transition Services Agreement executed by Standard and Exped, in the form of Exhibit 3.2.3 attached hereto;

3.2.4

A Print Services Agreement executed by Standard and Exped, in the form of Exhibit 3.2.4 attached hereto (the "Print Services Agreement");

3.2.5

A Channel Partner Agreement executed by Standard and Exped, in the form of Exhibit 3.2.5 attached hereto (the "Channel Partner Agreement");

3.2.6

A Unique Pattern Print Assistance Agreement executed by Standard and Exped, in the form of Exhibit 3.2.6 attached hereto;

3.2.7

A Domain Names and Website Assignment executed by Standard and Exped, in the form of Exhibit 3.2.7 attached hereto;

3.2.8

An Assignment of Intellectual Property executed by Standard and Exped, in the form of Exhibit 3.2.8 attached hereto; and

3.2.9

A Copyright Assignment executed by Standard and Exped, in the form of Exhibit 3.2.9 attached hereto.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF STANDARD

Standard hereby represents and warrants to Exped that:

4.1

 Corporate Existence and Power of Standard.  Standard is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Ohio, and has all corporate powers and all Permits of any Governmental Entity required to carry on the

Business as now conducted or proposed to be conducted.  Standard is duly licensed or qualified to do business as a foreign corporation and is in good standing in all fifty states of the United States of America.

4.2

Standard Subsidiaries. The Business is operated as a business unit of Standard.  Standard has no subsidiaries, affiliates or other entities (or interests therein) that are engaged in the Business.

4.3

Corporate Authority.  Standard has the requisite corporate power and authority to execute and deliver the Company Transaction Documents and to consummate the transactions contemplated thereby. The execution and delivery by Standard of the Company Transaction Documents and the consummation by Standard of the transactions contemplated thereby have been duly authorized by all necessary corporate action. This Agreement has been, and each of the other Company Transactions Documents, upon its execution and delivery, will be, duly executed and delivered by Standard and constitutes or will constitute a legal, valid and binding agreement of Standard, enforceable against Standard in accordance with its terms.

4.4

Permits.  Standard has obtained and holds, and is in compliance with the terms of, all Permits that are necessary or desirable for the operation of the Business or for the ownership, or operation or use of the Assets.  Section 4.4 of the Standard Disclosure Schedule contains a true, complete and correct list of all Permits that Standard currently holds for the operation of the Business or for the ownership, operation or use of the Assets, and all of such Permits are valid and in full force and effect.  With respect to the Permits set forth in Section 4.4 of the Standard Disclosure Schedules, no action or proceeding is pending or, to the Knowledge of Standard, threatened, that could reasonably be expected to have a Material Adverse Effect on the Business or the Assets, and Standard has not received any notice of the proposed revocation, termination, cancellation or withdrawal of any of such Permits.  Except as disclosed in Section 4.4 of the Standard Disclosure Schedule, the consummation of the transactions contemplated hereby will not effect the validity of, or result in any modification to, or any revocation, termination, cancellation or withdrawal of, any of such Permits and will not require any consent or approval of any Person under, or in connection with, any of such Permits.

4.5

Non-Contravention.  Except as set forth in Section 4.5 of the Standard Disclosure Schedule, the execution and delivery of the Company Transaction Documents do not, and the consummation of the transactions contemplated thereby and compliance with the provisions thereof do not and will not, (a) result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or require the consent of or notice to any Person that is a party to, any Contract relating to the Business to which Standard is a party or by which it or any of its assets is bound or affected, or result in the creation of any Lien upon any of the Assets, (b) conflict with or result in any violation of any provision of the Articles of Incorporation or the Code of Regulations of Standard, or (c) conflict with or violate any Law, rule, regulation, judgment, injunction, order or decree applicable to Standard or any of its properties or assets.  Further agreements with regard to consents are set forth on Exhibit 4.5 to this Agreement.

4.6

Government Approvals and Consents.  Except as set forth in Section 4.6 of the Standard Disclosure Schedule, no filing or registration with, notice to or authorization, consent or approval of, any Governmental Entity is required by or with respect to Standard in connection with the execution and delivery of any of the Company Transaction Documents by Standard or is necessary for the consummation of the transactions contemplated thereby.

4.7

Financial Statements.  Section 4.7 of the Standard Disclosure Schedule sets forth Standard’s internally prepared balance sheet for the Business as of December 31, 2006 and the related statement of income for the twelve-month periods ending December 31, 2006 (the “Standard Year-End Financial Statements”) and Standard’s internally prepared  balance sheet for the Business as of April 1, 2007 and related statement of income for the period commencing January 1, 2007 and ending March 31, 2007 (the “Standard Interim Financial Statements”).  The Standard Year-End Financial Statements and the Standard Interim Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, other than year-end adjustments in the Standard Interim Financial Statements.  The Standard Year-End Financial Statements and Standard Interim Financial Statements (together referred to as the “Standard Financial Statements”) accurately and fairly present the financial condition and operating results of and for the Business as of the dates and during the periods indicated therein and include certain overhead-related expenses that are allocated to the Business by Standard.

4.8

Absence of Undisclosed Liabilities. There are no material liabilities of Standard related to the Business of any kind, other than:

4.8.1

liabilities provided for in the Standard Interim Financial Statements;

4.8.2

liabilities incurred or arising in the ordinary course of business since December 31, 2006 (for this purpose, a liability incurred or arising out of a tort, a breach of contract or a violation of any Law shall not in any event be deemed a liability incurred or arising in the ordinary course of business);

4.8.3

liabilities disclosed in Section 4.8 of the Standard Disclosure Schedule; and

4.8.4

the Assumed Liabilities.

Exped expressly acknowledges that there are certain rights and assets (such as certain “off-the-shelf” software licenses) which are not included in either the Assets or the Assumed Liabilities and will need to be individually purchased by Exped in order to operate the Business in the same manner as operated by Standard prior to the Closing Date.

4.9

Absence of Certain Changes or Events.  Except as disclosed in Section 4.9 of the Standard Disclosure Schedule or except as contemplated hereby, since  December 31, 2006, Standard has conducted the Business in the ordinary and usual course consistent with past practices and, without limitation, there has not been, with respect to the Business:

4.9.1

any event, occurrence or development (whether or not covered by insurance) which has had, or which would reasonably be expected to have, a Material Adverse Effect;

4.9.2

any making of any loan, advance or capital contributions to or any material change in any accounting principle or accounting practice by Standard affecting the Standard Financial Statements except as otherwise set forth in this Agreement;

4.9.3

any (i) Contract entered into with any Expedata Personnel or any of their family members or Affiliates; (ii) increase in the rate or terms of compensation payable or to become payable by Standard to, or any increase in the rate or terms of any bonus, pension or other employee benefit covering, any Expedata Personnel, except increases in the ordinary and usual course of business, which individually or in the aggregate are not material; or (iii) grant of any severance, retention, bonus or termination pay to any Expedata Personnel;

4.9.4

any termination, suspension, loss or material disruption of the relationship of Standard with any of the Business’s customers, suppliers or vendors which has had, or would reasonably be expected to have, a Material Adverse Effect;

4.9.5

any material change in the levels of Inventory compared to historical practice or any material delay in the payment of accounts payable; and

4.9.6

any capital expenditure(s) in excess of $10,000 individually.

4.10

Standard Litigation.  Except as disclosed in Section 4.10 of the Standard Disclosure Schedule, there is no Action related to or affecting the Business or the Assets that is (i) pending or, (ii) to the Knowledge of Standard, threatened against or affecting Standard or any of its properties (including employee benefit claims or workers compensation claims) before any Governmental Entity (including for this purpose any arbitration tribunal) or, to the Knowledge of Standard, any basis therefor.  Except as disclosed in Section 4.10 of the Standard Disclosure Schedule, Standard is not subject to any order, judgment, injunction or decree of any Governmental Entity (including for this purpose any arbitration tribunal) related to the Business or the Assets.   Except as disclosed in Section 4.10 of the Standard Disclosure Schedule, there is no Action pending or, to the Knowledge of Standard, threatened against Standard with respect to product liability claims related to the Business, nor have there ever been any such Actions.  Schedule 4.10 sets forth all workers compensation claims that have been made related to the Business since December 31, 2005.

4.11

Contracts.

4.11.1

Schedule of Contracts. Disclosed in Section 4.11.1 of the Standard Disclosure Schedule is a true and complete list of material Contracts to which Standard is a party related to the Business or by which the Assets or the Business are bound or affected.

4.11.2

Contracts with Affiliates.  Except as disclosed in Section 4.11.2 of the Standard Disclosure Schedule, there are no Contracts between Standard on the one hand and any Affiliate of Standard on the other that relate to or affect the Business or the Assets.

4.11.3

Validity of Contracts.  Subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general principles of equity, except as disclosed in Section 4.11.3 of the Standard Disclosure Schedule, each Contract required to be disclosed pursuant to this Section is a valid and binding agreement of Standard, is enforceable in accordance with its terms and is in full force and effect, provided that any party (other than Standard) to any such Contract possessed all requisite power and authority to execute and deliver such Contract and that the execution was duly and validly authorized by such party.  Neither Standard nor, to the Knowledge of Standard, any other party thereto is in default (or alleged default) or breach (or alleged breach) under the terms of any such Contract.  Standard has not received any notice of termination or cancellation of any such Contract.

4.11.4

Copies.  True and complete copies of all Contracts required to be so listed pursuant to this Section 4.11, including all amendments thereto, have been made available by Standard to Exped.

4.12

Compliance with Laws and Court Orders.  Except as disclosed in Section 4.12 of the Standard Disclosure Schedule, Standard has Conducted the Business in accordance with, and Standard is otherwise in compliance with, all Laws applicable to the Business, except for non-compliance that would not have a Material Adverse Effect.

4.13

Taxes.  Except as shown in Section 4.13 of the Standard Disclosure Schedule:

4.13.1

Tax Returns.  All Tax Returns required to have been filed by, or with respect to, the Assets or the Business have been duly and timely filed in accordance with applicable filing deadlines or extensions thereof.  All Taxes related to the Business or the Assets due and payable by Standard, whether or not shown on any Tax Return, or claimed to be due by any Taxing Authority, for periods (or portions of periods) covered by the Standard Financial Statements, have been paid or accrued on the balance sheet(s) included in the Standard Financial Statements.

4.13.2

Extensions.  Standard is not a party to any agreement extending the time within which to file any Tax Return related to the Business or the Assets.

4.13.3

Withholdings.  Standard has withheld all Taxes required to have been withheld in accordance with Tax Laws applicable to the Assets and the Business and has paid the amounts so withheld in accordance therewith.

4.13.4

Waiver of Statute of Limitations.  There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by Standard that relate to the Business or the Assets or with respect to any Tax assessment or deficiency affecting the Business or the Assets.

4.13.5

No Pending Claims.  There is no action, suit, Proceeding, or to the Knowledge or Standard, investigation, audit or claim now proposed or pending against or with respect to Standard in respect of any Tax related to the Business or the Assets.

4.13.6

Allocation/Sharing.  Standard is not a party to, nor is it bound by, any Tax allocation or Tax sharing agreement or arrangement related to the Business or the Assets nor does Standard haves any current contractual obligation to indemnify any other Person with respect to Taxes or any other similar payments that relate to the Business or the Assets.

4.14

Title to Assets; Encumbrances; Sufficiency of Assets.  Standard has, and will have as of the Closing, good, valid and marketable title to all of the Assets (real, personal, tangible, intangible or mixed), including all such assets reflected in the Standard Financial Statements (except for assets disposed of in the ordinary course of business and consistent with past practices since the date of such financial statements).  Except, as described in Section 4.14 of the Standard Disclosure Schedule, none of the Assets are subject to any Liens (whether absolute, accrued, contingent or otherwise), and as of Closing, none of the Assets will be subject to any Liens except for those liens identified in Section 4.14 of the Standard Disclosure Schedule as “Permitted Liens” (the “Permitted Liens”).  Except as set forth in Section 4.14 of the Standard Disclosure Schedule, there are no assets, properties or rights necessary to the conduct of the Business that are not owned by Standard or available to Standard pursuant to a Contract disclosed in Section 4.11.1 of the Standard Disclosure Schedule, or that are not included in the Assets.

4.15

Ownership of Intellectual Property Assets.

Standard has good, valid and marketable title to all the Intellectual Property Assets listed in Schedule 1.2.19 free and clear of all claims, charges, liens, mortgages, security interests, pledges, restrictions or encumbrances. Standard owns or possesses licenses or other legally enforceable rights to use all intellectual property and other intangible assets related to third-parties which are listed in Schedule 1.2.19. To the Knowledge of Standard, the Intellectual Property Assets are all the intellectual property rights used to conduct the Business as conducted prior to the date hereof, except for those matters addressed in Section 6.5.3.  As of the Closing Date, the conduct of the Business and use of the Intellectual Property Assets do not infringe or conflict in any respect with (a) the copyright of any Person, (b) to the Knowledge of Standard, the trademark, mask work or patent right of any Person or (c) to the Knowledge of Standard, any other trade secret or intellectual property rights of any Person.

4.16

Employee Benefit Plans.  Section 4.16 of the Standard Disclosure Schedule contains a complete and accurate list of all Standard Plans in which any of the Expedata Personnel participate or are eligible to participate.

4.17

Environmental Matters.  Standard’s operation of the Business is, and at all times has been, and all real property currently or previously owned, leased, occupied, used by or under the control of Standard in connection with the Business or the Assets and all operations or activities of the Business is and has been, in compliance with and not subject to any Liability under any applicable Environmental Law or Environmental Permit.  There is no condition or circumstance regarding the Business or the Assets or any such real property or the operations or activities conducted thereon, that could reasonably be expected to give rise to a violation of, or Liability under, any applicable Environmental Law or Environmental Permit.  Neither Standard, nor to the Knowledge of Standard, any Person, the acts or omissions of which may be attributable to, the responsibility of or the basis of a Liability to, Standard related to the Business or the Assets, has or has arranged to have any Hazardous Material generated, released, treated, stored or disposed of at, or transported to, any facility or property the remediation or cleanup of which, or the response costs related thereto, could reasonably be expected to result in Liability to Standard related to the Business or the Assets.  Standard has not received any notice of any allegation, claim, demand, citation, notice of violation, or order of noncompliance made against

Standard relating or pursuant to any Environmental Law or Environmental Permit in connection with the Business or the Assets and, to the Knowledge of Standard, no such allegation, claim, demand, citation, notice of violation or order of noncompliance is threatened nor is there any basis therefor.

4.18

Labor Matters.  With respect to the Expedata Personnel: (a) there are no pending or, to the Knowledge of Standard, threatened unfair labor practice charges, labor arbitration proceedings, or employee grievance charges or any basis therefor; (b) there is no request for union representation, labor strike, dispute, slowdown, lockout, or stoppage actually pending or, to the Knowledge of Standard, threatened against Standard; (c) Standard is not a party to any collective bargaining agreement.  With respect to the Expedata Personnel, Standard is, and has been, in material compliance with all applicable Laws respecting employment and employment practices and the terms and conditions of employment, wages and hours, including any such Laws relating to employment discrimination, occupational safety and health, and unfair labor practices. Standard is not delinquent in payments to the Expedata Personnel for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or any amounts required to be reimbursed to such employees.  Section 4.18 of the Standard Disclosure Schedule contains an accurate list of all employment Contracts (including all oral Contracts) between Standard and any Expedata Personnel.

4.19

Finders’ Fees.  There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Standard who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

4.20

Insurance.  Section 4.20 of the Standard Disclosure Schedule contains a true, complete and correct list of all Standard insurance policies relating to the Business or Assets maintained by Standard ("Standard Insurance Policies"). Each Standard Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. Standard has complied in all material respects with the provisions of each Standard Insurance Policy under which it is the insured party.

4.21

Employee/Independent Contractor List.  Section 4.21 of the Standard Disclosure Schedule contains a complete and accurate list of the names, titles and annual cash compensation as of the date hereof (the “Cash Compensation”) of all employees and independent contractors of Standard engaged in the Business (the “Expedata Personnel”), and any independent contractor of Standard providing services to the Business and the amounts paid or payable to each.  In addition, Section 4.21 of the Standard Disclosure Schedule contains a complete and accurate description of (i) all increases in Cash Compensation of the Expedata Personnel during the current fiscal year and the immediately preceding fiscal year and (ii) any promised increases in Cash Compensation of Expedata Personnel that have not yet been effected.

4.22

Inventory.  Except as disclosed in Section 4.22 of the Standard Disclosure Schedule, (a) all Inventory of Standard related to the Business, whether reflected on the Standard Financial Statements or subsequently acquired, is of a quantity or quality usable or saleable in the ordinary course of business, is located on the regular business premises of Standard, and has been or will be acquired only in bona fide transactions entered into in the ordinary course of business; and (b) the Inventory as shown on the Standard Interim Financial Statements is not valued in excess of the lower of cost or net realizable market value.

4.23

Equipment.  ALL EQUIPMENT IS SOLD HEREUNDER AS IS, AND NO OTHER WARRANTIES APPLY TO SUCH EQUIPMENT, AND NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, WHETHER IN RELATION TO MERCHANTABILITY, HIDDEN DEFECTS, FITNESS FOR PARTICULAR PURPOSE, COURSE OF PERFORMANCE, COURSE OF DEALING, USAGE OF TRADE, NONINFRINGEMENT OR OTHERWISE IS GIVEN BY STANDARD TO EXPED OR ANY OTHER PARTY WITH RESPECT TO THE EQUIPMENT.

4.24

Warranty Matters.  Section 4.24 of the Standard Disclosure Schedule lists and describes all pending warranty claims, and the proposed or actual disposition of such claims and the anticipated or actual cost thereof.  Section 4.24 of the Standard Disclosure Schedule lists and describes all warranty claims received by Standard related to the Business in the last two years and the disposition of such claims.

4.25

Ten Largest Customers.  Section 4.25 of the Standard Disclosure Schedule contains a complete and accurate list of the ten largest customers of the Business (in terms of gross billings) for both 2005 and 2006 including the names of such customers and the amount billed to each for each such year.

4.26

Exclusivity of Representations. THE REPRESENTATIONS AND WARRANTIES MADE BY STANDARD IN THIS AGREEMENT (INCLUDING THE EXHIBITS AND SCHEDULES HERETO AND ANY CERTIFICATE OR AGREEMENT DELIVERED IN CONNECTION HEREWITH) ARE IN LIEU OF AND ARE EXCLUSIVE OF ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES.  STANDARD HEREBY DISCLAIMS ANY SUCH OTHER OR IMPLIED REPRESENTATIONS OR WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO EXPED OR ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION, INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF EXPED

Exped represents and warrants to Standard that:

5.1

Organization and Good Standing.  Exped is duly organized, validly existing and in full force and effect under the laws of the State of Ohio  and has the power and authority to carry on its business as it now is being conducted.

5.2

Authority.  Exped has the requisite power and authority to execute and deliver the Exped Transaction Documents and to consummate the transactions contemplated hereby. The execution and delivery by Exped of the Exped Transaction Documents and the consummation by Exped of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Exped.  This Agreement has been duly executed and delivered by Exped and constitutes or will constitute a legal, valid and binding agreement of Exped and is enforceable against Exped in accordance with its terms.

5.3

Finders’ Fees.  There is no investment banker, broker, finder or other intermediary who has been retained by or is authorized to act on behalf of Exped who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

5.4

Non-Contravention.  The execution and delivery of the Exped Transaction Documents do not, and the consummation of the transactions contemplated thereby and compliance with the provisions thereof do not and will not, (a) result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or require the consent of or notice to any Person that is a party to, any Contract to which Exped is a party or by which it or any of its assets is bound or affected, or result in the creation of any Lien upon any of the Assets, (b) conflict with or result in any violation of any provision of the Articles of Organization or Operating Agreement of Exped, or (c) conflict with or violate any Law, rule, regulation, judgment, injunction, order or decree applicable to Exped or any of its properties or assets.

5.5

Government Approvals and Consents.  No filing or registration with, notice to or authorization, consent or approval of, any Governmental Entity is required by or with respect to Exped in connection with the execution and delivery of any of the Exped Transaction Documents by Exped or is necessary for the consummation of the transactions contemplated thereby.

ARTICLE VI

COVENANTS

6.1

Further Action; Reasonable Commercial Efforts.  Subject to the terms and conditions hereof, each party hereto shall use commercially reasonable efforts to take, or to cause to be taken, all appropriate action, and to do, or to cause to be done, all things required necessary, proper or advisable under this Agreement, applicable Laws or otherwise to consummate and make effective the transactions contemplated hereby.

6.2

Noncompetition.  In order to induce the other respective parties to enter into this Agreement, from the period beginning on the Closing Date and continuing until the later the date four (4) years from the Closing Date (the “Noncompetition Period”):

(a)  Standard shall not, without the prior written consent of Exped, directly or indirectly, either for its own account or for the account or on behalf of any other Person (whether as an agent, employee, officer, director, shareholder, investor, owner, member, manager, consultant, joint venturer, partner, trustee, contractor, representative or any other capacity), engage or participate in any business or enterprise which is engaged in, or proposes to engage in, any business which is in competition with the Business except to the extent any activities are specifically authorized by the Channel Partner Agreement, or the Print Services Agreement, or the Unique Pattern Print Assistance Agreement.

(b)  Standard shall not induce or attempt to induce any customer, supplier, vendor, consultant, independent contractor, licensor, licensee or other Person having a business relationship with Exped (or any of its Affiliates) to cease or curtail doing business with Exped (or any of its Affiliates) or in any way interfere with the relationship between any such customer, supplier, vendor, consultant, independent contractor, licensor, licensee or other Person and Exped (or any of its Affiliates).  Moreover, Standard shall not at any time make any negative, derogatory, disparaging or pejorative statement, comment or communication concerning Exped or any of its Affiliates.

(c)  Neither Exped nor DoubleDay shall, either directly or indirectly, without the prior written consent of Standard, induce or attempt to induce any customer, supplier, vendor, consultant, independent contractor, licensor, licensee or other Person having a business relationship with Standard (or any of its Affiliates) to cease or curtail doing business with Standard (or any of its Affiliates) other than in connection with the Business or in any way interfere with the relationship between any such customer, supplier, vendor, consultant, independent contractor, licensor, licensee or other Person and Standard (or any of its Affiliates) other than in connection with the Business.  Moreover, neither Exped nor DoubleDay shall at any time make any negative, derogatory, disparaging or pejorative statement, comment or communication concerning Standard or any of its Affiliates.

Nothing contained in this Section shall prevent either Standard, Exped or DoubleDay from purchasing and holding for investment less than five percent (5%) of the shares of any corporation the shares of which are regularly traded on a national securities exchange or in the over-the-counter market.

6.3

Nonsolicitation.  From the period beginning on the Closing Date and continuing until the date eighteen (18) months from the Closing Date:

(a)

Standard shall not solicit or seek to hire any employee of Exped or any of its Affiliates or in any way interfere with the relationship between Exped (or any of its Affiliates) and any of its employees; provided, however, that this provision will not prevent a party from employing or engaging any such employee or consultant who (x) contacts Standard on his or her own initiative without any direct or indirect solicitation by or encouragement from Standard; or (y) responds to a general solicitation of employment placed in any publication, including electronic publications and websites.  Notwithstanding the foregoing, for a period of six months from the Closing Date, Standard shall not hire any Expedata Personnel listed on Exhibit 6.8 without the express written consent of Exped.

(b)

Neither Exped nor DoubleDay shall solicit or seek to hire any employee of Standard or any of its Affiliates or in any way interfere with the relationship between Standard (or any of its Affiliates) and any of its employees; provided, however, that this provision will not prevent a party from employing or engaging any such employee or consultant who (x) contacts Exped or DoubleDay on his or her own initiative without any direct or indirect solicitation by or encouragement from such party; (y) responds to a general solicitation of employment placed in any publication, including electronic publications and websites; or (z) for Exped or DoubleDay to solicit the employees listed on Exhibit 6.8 attached hereto.  Notwithstanding the foregoing, for a period of six months from the Closing Date, neither Exped nor Doubleday shall hire any Expedata Personnel who are not listed on Exhibit 6.8 without either the express written consent of Standard or reimbursing Standard for severance benefits, if any, paid by Standard to any such employee.

6.4

Opening Balance Sheet.  Both before and after Closing, the parties will cooperate so that an opening balance sheet for Exped can be prepared as soon as possible after the Closing.

6.5

Use of Certain Intellectual Property.

6.5.1

Use of Standard Trademarks.  This Agreement shall not be deemed to give Exped any right to use any of Standard’s trademarks or trade names (other than those specifically listed on Schedule 1.2.19) without Standard’s specific, prior written consent.  Notwithstanding the foregoing, Exped shall have the non-exclusive, non-transferable and limited right to use Standard’s trademarks or trade names provided in the Materials described on Schedule 1.2.4(f) until either exhaustion of such Materials or the date three (3) months after the Closing Date, whichever is sooner.

6.5.2

Reuse of Printing Know-how.  Notwithstanding Standard's assignment of Intellectual Property Assets to Exped, Exped acknowledges and agrees that Standard has the right to reuse any of its know-how, ideas, concepts, methods, processes, or similar information relating to printing and/or forms design, however characterized, whether in tangible or intangible form, and whether used by Standard in connection with the Business or not, at any time and without limitation; provided, however, that Standard may not reuse such know-how in violation of the provisions of Section 6.2 hereof.

6.5.3

Third-Party Software Licenses.  Notwithstanding anything to the contrary herein, any rights under or relating to those third-party software licenses listed on Schedule 6.5.3 ("Non-transferred Licenses") shall not be transferred to Exped.  Standard shall use its reasonable commercial efforts to assist Exped in obtaining such Non-transferred Licenses for Exped's use in connection with the Business after June 18, 2007.

6.6

Affiliates.  For the purposes of this Article VI, the restrictions on a party also include that parties’ Affiliates.

6.7

Access.  Prior to and from and after the date hereof, Standard has and shall provide Exped with such information as Exped from time to time may reasonably request with respect to the Assets and has and shall provide Exped and its officers, consultants, employees, counsel, agents and other representatives full access during regular business hours and upon reasonable notice (but in a manner not disruptive to the operation of the Standard’s business) to its properties, books, records, accountants and other advisors related solely to the Business and the Assets.

6.8

Employment of Expedata Personnel.  On June 18, 2007 (the "Hiring Date"), Exped shall offer employment effective as of the Hiring Date to all Expedata Personnel listed on Exhibit 6.8, in their current metropolitan area and at their current salary.  Purchaser shall also offer the Expedata Personnel the benefits listed on Exhibit 6.8.1.  Standard agrees to use its commercially reasonable efforts to assist Exped in its efforts to hire such employees effective as of the Hiring Date and Standard shall not dissuade in any fashion any such employees from accepting Exped’s offer of employment.  Furthermore, Standard shall terminate all ExpeData Personnel listed on Exhibit 6.8 as of the Hiring Date.  Notwithstanding the foregoing, nothing herein shall be construed to prevent Exped from terminating the employment of any of its employees at any time after the Hiring Date for any reason (or no reason).

ARTICLE VII

SURVIVAL AND LIMITATION OF LIABILITY

7.1

Survival.  The representations and warranties of the parties contained herein or pursuant hereto shall survive the execution and delivery of this Agreement (and any investigation made by or on behalf of any party) for a period of 18 months after the Closing Date; provided, however, that (a) the representations and warranties contained in Sections 4.1, 4.2, 4.3 and 4.14, and Article V shall survive indefinitely, (b) any representation or warranty concerning Taxes (including the representations and warranties set forth in Section 4.13) and the representations and warranties set forth in Section 4.17 shall survive in accordance with the applicable statute of limitations, (c) any representation or warranty which was not true and correct when made and which was made fraudulently or with the intent to defraud, deceive or mislead and (d) the representations and warranties contained in Section 4.15 shall survive for a period of five (5) years after the Closing Date.  Notwithstanding the foregoing, any representation or warranty in respect of which indemnity may be sought under Section 8.2 shall survive the time at which it would otherwise expire and terminate pursuant to the foregoing during to the pendency of any dispute resolution procedure with respect to any claim for indemnity for a violation of such representation or warranty.  Notwithstanding the foregoing, any covenant made in this Agreement shall survive in accordance with the terms of such covenant.

ARTICLE VIII

MISCELLANEOUS

8.1

Expenses.  Except as otherwise specifically provided for herein, all parties shall be solely responsible for its respective costs and expenses (including attorneys’ and accounting fees and expenses) incurred by each of them in connection with this Agreement and the transactions contemplated hereby.

8.2

Indemnification.  The following indemnification provisions shall apply:

8.2.1

Indemnification by Standard.  Subject to the terms and conditions of Section 7.1 and this Article VIII, from and after the Closing, Standard shall indemnify, defend and hold harmless Exped  and DoubleDay from and against all losses, damages, liabilities, costs and expenses (including reasonable fees and expenses of counsel) (collectively, “Damages”) imposed upon or incurred by Exped or DoubleDay, directly or indirectly, arising or resulting from (i) any breach of any representation or warranty of Standard contained in or made pursuant to any of the Company Transaction Documents (provided, however, that, if any such representation or warranty is qualified by reference to the phrases “material”, “materiality”, “Material Adverse Effect”, “in all material respects” or a similar qualification, such qualifications shall be ignored for purposes of calculating the Damages resulting from a breach of any such representation or warranty); (ii) any failure to comply with any of the covenants or agreements of Standard set forth in any of the Company Transaction Documents; (iii) any claim  for any brokerage or finder’s fees or other commissions based on agreements, arrangements or understandings made by Standard in connection with the transactions contemplated hereby; (iv) the Excluded Liabilities; or (v) any warranty/make good work arising out of products manufactured, sold or delivered by or on behalf of Standard prior to the Closing, including, without limitation, the matter described on Section 4.22 of the Standard Disclosure Schedule (collectively,  “Claims”; claims set forth in 8.2.2 are also referred to as "Claims").

8.2.2

Indemnification by Exped and DoubleDay.

8.2.2.1  Subject to the terms and conditions of Section 7.1 and this Article VIII, from and after the Closing, Exped shall indemnify, defend and hold harmless Standard from and against all Damages imposed upon or incurred by Standard directly or indirectly, to the extent arising or resulting from (i) any breach of any representation or warranty of Exped contained in the Exped Transaction Documents; (ii) any failure to comply with any of the covenants or agreements of Exped set forth in this Agreement; or (iii) the failure to pay or perform its obligations with respect to the Assumed Liabilities after Closing.

8.2.2.2  Subject to the terms and conditions of this Section 8, from and after the Closing, Exped and DoubleDay shall jointly and severally indemnify, defend and hold harmless Standard from and against all Damages imposed upon or incurred by Standard directly or indirectly, arising or resulting from (i) any failure to comply with any of the covenants or agreements of DoubleDay set forth in either Exped or DoubleDay Transaction documents; (ii) any failure to comply with any of the covenants or agreements of Exped set forth in this Agreement; (iii) any claim for any brokerage or finder's fees or other commissions based on the arrangements or understandings made by DoubleDay in connection with the transactions contemplated by the Transaction Documents; or (iv) failure to pay or perform any of its obligations with respect to the Assumed Liabilities after Closing.

8.2.3

Notice of Claims.  If a Claim is to be made by a party seeking to be indemnified hereunder (the “Indemnitee”), such Indemnitee shall give written notice (a “Notice”) to the party or parties from which indemnity is sought  (the “Indemnitor(s)”), in either case as soon as practicable after such Indemnitee becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Article X.  If any Proceeding is filed or instituted making a claim against any Indemnitee with respect to a matter subject to indemnity hereunder, notice thereof shall be given to the Indemnitor as promptly as practicable; however, the failure of any Indemnitee to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent the Indemnitor is actually prejudiced by such failure (to the extent determined by a court of competent jurisdiction).  After receipt of such a notice of a Proceeding, the Indemnitor shall have the right to defend the Indemnitee against the Proceeding with counsel of its choice reasonably satisfactory to the Indemnitee, unless the nature of the claim creates an ethical conflict for the same counsel to represent the Indemnitee and the Indemnitor, so long as (a) the Indemnitor notifies the Indemnitee in writing within fifteen (15) days after the Indemnitee has given notice of the Claim or Proceeding that the Indemnitor will indemnify the Indemnitee from and against the entirety of any Damages the Indemnitee may suffer caused by the Claim or raised in the Proceeding, (b) the Indemnitor provides the Indemnitee with evidence that the Indemnitor will have the financial resources to defend against the Proceeding and fulfill its indemnification obligations hereunder, and (c) the Indemnitor conducts the defense of the Proceeding actively and diligently.  The Indemnitor shall not compromise or settle such Proceeding without the written consent of the Indemnitee, unless (x) the Indemnitee is not obligated to perform or to refrain from performing any act under such compromise or settlement, there is no encumbrance on any assets of the Indemnitee and there is no injunctive or other non-monetary relief; (y) there is no finding or admission of any violation of any applicable law, violation of the rights of any Person by the Indemnitee or any other liability of the Indemnitee to any Person; and (z) the Indemnitee receives, as a part of such compromise or settlement, a complete, general and unconditional release in form and substance reasonably satisfactory to the Indemnitee.  In all other cases the Indemnitee may defend the Claim or Proceeding with counsel of its choosing at the expense of the Indemnitor.  The Indemnitee may, at its own cost, participate in the investigation, trial and defense of any such Proceeding defended by the Indemnitor and any appeal arising therefrom.  The parties shall cooperate with each other in connection with any defense and in any notifications to insurers.  If the Indemnitor fails to promptly and diligently assume the defense of such Proceeding after receipt of notice hereunder, the Indemnitee against which such Claim has been asserted shall (upon delivering notice to such effect to the Indemnitor) have the right to undertake the defense, compromise or settlement of such Proceeding with counsel of its own choosing at the expense of the Indemnitor and the Indemnitor shall have the right to participate therein at its own cost.

8.2.4

Limitation on Assertion of Claims.  Notwithstanding anything to the contrary contained herein, rights to indemnification under Section 8.2 hereof are subject to the following limitations:

8.2.4.1  Indemnification for any breach of any representation or warranty or covenant under Section 8.2.1 or Section 8.2.2 shall be limited to, and effective only for, Claims asserted in writing (with reasonable specificity) prior to the time such representation or warranty or covenant would otherwise expire and terminate pursuant to Section 7.1.

8.2.4.2  Subject to Section 8.2.4.5, no indemnification shall be payable by Standard unless the aggregate Damages exceed $50,000 (the "Deductible").  If the Deductible is exceeded, Standard shall only indemnify Exped for the amount of Damages in excess of the Deductible.

8.2.4.3  Subject to Section 8.2.4.5, the aggregate amount payable by Standard pursuant to Section 8.2 hereof shall not exceed $1,750,000 (the “Cap”).

8.2.4.4  The amount of any indemnification payable under this Section 8 will be net of any tax benefits that the indemnified party receives or is entitled to by reason of the claim giving rise to the indemnification payment.

8.2.4.5  The Deductible and the Cap shall not apply to any claim for indemnification in respect to a breach of any representation or warranty of Standard under Sections 4.1, 4.2, 4.3, 4.5, 4.13, 4.14, 4.17 or 4.19 or a claim for indemnification for Excluded Liabilities (collectively, the “Excluded Claims”); and the Excluded Claims shall be ignored in calculating the Deductible and the Cap.

8.2.5 Exclusive Remedy.  The parties agree that with respect to any breach or inaccuracy of any representation or warranty contained in this Agreement or any other Transaction Document (including all Schedules, Exhibits and Annexes hereto and thereto), the only relief and remedy available to the party not responsible for such breach or inaccuracy shall be indemnification as provided under this Article X and subject to the terms, conditions and limitations contained herein, unless such breach or inaccuracy is willful or intentional or in the case of fraud.

8.2.6 Insurance.  Any payments made by any party pursuant to this Section 8.2 with respect to indemnification shall be reduced by the amount of any insurance proceeds received by an Indemnitee under applicable insurance policies.

8.3

Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by a nationally recognized overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

To Standard:

The Standard Register Company

600 Albany Street

Dayton, Ohio 45418

Attention:  Kathryn A. Lamme, Esq.

with a copy to:

Dinsmore & Shohl LLP

255 E. Fifth Street, Suite 1900

Cincinnati, Ohio 45202

Attention: Harvey J. Cohen, Esq.

Fax number:  (513) 977-8141

To  DoubleDay or Exped:

Attention:  Mr. Brian Kohr

6450 Sand Lake Road

Dayton, Ohio 45414-2645

With a copy to:

Chernesky, Heyman & Kress P.L.L.

10 Courthouse Plaza, S.W., Suite 1100

Dayton, Ohio  45402

Attention: Richard A. Broock, Esq.

Fax number: 937-463-4940

All such notices, requests, claims, demands and other communications will (a) if delivered personally to the address as provided in this Section 8.3, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided for in this Section 8.3, be deemed given upon facsimile confirmation, and (c) if delivered by overnight courier to the address as provided in this Section 8.3, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt (in each case, regardless of whether such notice, request, claim, demand or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 8.3).  Any party hereto from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

8.4

Entire Agreement.  This Agreement and the Exhibits and Schedules hereto, including the Standard Disclosure Schedule, and the confidentiality agreement previously entered into between Standard and DoubleDay Holdings, LLC, constitute the entire Agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

8.5

Public Statement.  Except as may be required to comply with the requirements of applicable Law (or pursuant to a Form 8-K filing made by Standard with the Securities and Exchange Commission), no press release or similar public announcement or communication will be made or caused to be made by any party to this Agreement concerning the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, unless approved in advance by the other parties to this Agreement, which approval shall not be unreasonably withheld.

8.6

Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

8.7

Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

8.8

Third Party Beneficiaries.  The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties hereto to confer third party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person.

8.9

No Assignment; Binding Effect.  Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void; provided, however, that without the consent of any other party, Exped may, prior to the Closing, assign its rights and obligations under this Agreement to an Affiliate of Exped provided that Exped shall remain jointly and severally liable for its rights and obligations hereunder with any such assignee. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of, and is enforceable by the parties hereto and their respective successors and assigns.

8.10

Headings.  The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

8.11

Governing Law.  This Agreement shall be governed by and construed in accordance with federal law as it applied to patents, copyrights and trademarks and in accordance with the laws of the State of Ohio, without giving effect to that State’s conflict of laws principles.

8.12

Jurisdiction.  Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of Ohio, Western Division, or in the Common Pleas Court of Montgomery County, Ohio, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.3 shall be deemed effective service of process on such party.

8.13

Construction.  The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction.

8.14

Injunctions.  The parties hereto agree that, if certain of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage may occur, in which case no adequate remedy at law would exist, and damages would be difficult to determine. In such circumstances, it is agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

8.15

Amendment and Modification. At any time prior to the Closing, this Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of the parties hereto.

8.16

Non-Waiver.  Except as otherwise specifically provided herein, the failure or delay on the part of any party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.  Except as otherwise provided herein, no right or remedy herein conferred upon or reserved to any party is intended to be exclusive of any other right or remedy and all such rights and remedies shall be cumulative.

8.17

Further Assurances.  Each party shall, at the request of any other party, do and perform, or cause to be done and performed, all such further acts and furnish, execute and deliver such other documents, instruments (including instruments of assignment, transfer or conveyance), certificates, notices or other further assurances as counsel for the requesting party may reasonably request, from time to time (whether prior to or after the Closing), to more effectively consummate the transactions contemplated by this Agreement.

8.18

Post-Closing Cooperation.  After the Closing, the parties shall cooperate with each other in order to assist in resolving such transitional matters as may result from the transactions contemplated hereby and shall share such information as may be necessary or appropriate in connection with such transition.  In addition, Standard shall take all actions necessary to execute any and all documents as may be reasonably requested by Exped from time to time to transfer the Intellectual Property Assets listed in Schedule 1.2.19 hereto and otherwise fully vest or perfect in Exped all right, title and interest in and to such assets assigned pursuant to this Agreement.

8.19

Waiver. At any time prior to the Closing, Exped, on the one hand, and Standard, on the other, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto, and (c) waive compliance by the other with any of the agreements or conditions contained herein that may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of such party.

8.20

Interpretation.  The Section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto.  The disclosure of any matter in any portion of the Disclosure Schedules hereto shall be deemed to be a disclosure for each other portion of the Disclosure Schedules to the extent such purposes are disclosed with particularity and readily apparent on the face of such portion of the Disclosure Schedules but shall expressly not be deemed to constitute an admission by Standard or Exped, as the case may be, or to otherwise imply, that any such matter is material for the purposes of this Agreement.  Whenever used in this Agreement, (i) “including” (or any variation thereof) means including without limitation and (ii) any reference to gender shall include all genders.

Signature Page to Immediately Follow

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

THE STANDARD REGISTER COMPANY

By:

__________________________________

Name:

__________________________________

Title:

__________________________________

EXPED, LLC

By:

__________________________________

Name:

__________________________________

Title:

__________________________________

Solely with respect to Sections 6.2, 6.3, and 8.2.2 hereof:

DOUBLEDAY HOLDINGS, LLC

By:

__________________________________

Name:

__________________________________

Title:

__________________________________

EXHIBIT 4.5

Consents

Notwithstanding anything contained in this Agreement, or any of the other agreements that it contemplates to the contrary, Standard has not obtained consent with respect to certain of the contracts listed on Schedule 4.5 of this Agreement which require consent to assignment.  Exped waives any requirement that Standard obtain such consents prior to the Closing Date and also waives any related breach of this Agreement.  Standard, however, will continue in good faith to pursue obtaining these consents.  Exped will cooperate and assist Standard in these efforts.  In the interim, to the extent that any obligations of Standard under any such contracts can be subcontracted, Exped agrees to assume the performance of all such obligations as a subcontractor of Standard until such contracts are assigned, and Standard so subcontracts and delegates such performance to Exped.  For these purposes, all such contracts are deemed to be Assumed Contracts. With respect to the Unique Pattern Print Assistance Agreements entered into between Standard and Baumer AG, and Standard and Inprint Benelux BV, until Standard obtains consent from such parties to assignment, Exped hereby grants Standard the right to sublicense to these parties the Unique Print Pattern methodology under the Unique Pattern Print Assistance Agreement entered into between Exped and Standard on the date hereof.

EXHIBIT 6.8

Certain Employees

1.

Doug Patterson

2.

Ira Goldstein

3.

Kay Malicote

4.

Lee Brown

5.

Eric Brunswick

6.

Nic Garrett

7.

Eric Johns

8.

Tim Koenitzer

9.

Jonathan Lamb

10.

Deb Martinec

11.

Ray Terrill

12.

Louis Schatzberg

13.

John O'Hara

14.

Scott Weeks

15.

Mike O'Connor

16.

Joe Christopher

17.

Steve Henson

18.

Ajay Jindal

19.

Diane Langos

20.

Brandon Major

21.

Scott J.B. Stultz

EXHIBIT 6.8.1

Employee Benefits

MEDICAL
Carrier		To be determined Must enroll within 31 days of hire or during open enrollment
Effective		1st of month following date of hire
Plan provisions		Deductible Co-Insurance Out-of-Pocket Inpatient Hospital Outpatient Hospital Professional Svs Office Visit Prescription Drugs

$500 ind/$1000 family

80/20%

$3,000 ind/$6,000 family

Subject to Ded. & Co-Ins.

$20 co-pay

Retail:                        $10 generic; $25 brand; $40 non-formulary

Mail (90 day supply):    $20 generic; $65 brand; $100 non-formulary

Employee Cost	Single Employee/Spouse Employee/Child(ren) Family	To be determined *You may choose to have deductions taken from your pay on a pre-tax basis
LIFE INSURANCE
Carrier		To be determined
Effective		1st of month following date of hire; employee must enroll within 31 days of hire date
Plan Provisions		$20,000 term life insurance
Employee Cost		-0-

DENTAL
Carrier	To be determined
Effective	1st of month following date of hire – employee must enroll within 31 days of hire
Plan Provisions	Preventive & Diagnostic Services: Basic Services Major Services Annual maximum Orthodontics Lifetime Ortho Maximum Deductible (basic/major services)	100% 80% 50% $1,000 50% $1,000 $50/$100
Employee Cost	-0-

ADDITIONAL LIFE INSURANCE – OPTIONAL
Carrier	To be determined
Effective	1st of month following 60 days of continuous active employment
Plan Provisions	Employee has opportunity to purchase additional life insurance at group rates for employee, spouse, and child(ren).
Employee Cost	Employee pays cost of insurance – payroll deduction provided

DISABILITY INSURANCE
Carrier	To be determined
Effective	1st of month following date of hire
Short-Term Disability (STD)
Plan Provisions	60% of weekly basic wage to a maximum of $500 per week up to 12 weeks Effective after 8th day accident/illness
Employee Cost	-0-
Long-Term Disability (LTD)
Plan Provisions	60% of monthly basic wage to maximum of $5,000 per month Effective after 90 days
Employee Costs	-0-

VISION
There will not be a separate policy for Vision. However, as part of the Dental and Medical coverage’s, there will be coverage for exams and glasses/contacts subject to the co-pays and deductibles.

FLEXIBLE SPENDING ACCOUNTS
Administer to be determined – Must enroll within 31 days of hire or during open enrollment
Healthcare Spending	Employees can set aside up to $2,500 annually on a tax-free basis to pay for certain medical expenses that aren’t covered by the medical plan
Dependent Day Care	Employees can set aside up to $5,000 on a pre-tax basis for qualified dependent care expenses

401(k)

Employees can set aside 1 to 50% of their earnings to a maximum of $14,000 annually on a tax-free basis to save for retirement.  The company will match 50% of the first 6% of the employee’s savings.  Vesting in the employer match is graduated over 6 years.

TIME OFF BENEFITS
Holidays Paid Time Off

New Year’s Day, Memorial Day, Independence Day, Labor day, Thanksgiving, Day after Thanksgiving, Christmas, and one floating (set by management at the beginning of the year).  Holiday schedules will be posted at the beginning of each year.

Employees are eligible for a pool of paid time off days to be used for vacation, sick, or personal as follows:

New hire to 2 years

16 days (128 hours)

2 to 4 years

17 days (136 hours)

4 to 6 years

18 day144 hours)

> 6 years

20 days (160 hours)

Paid time off accrues bi-weekly; must be used during the calendar year.  A maximum of 5 days (40 hours) can be carried over to the following year.